UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2006

Dhanoa Minerals Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-129864	98-0470528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1330 Martin Grove Road, Toronto, Ontario, Canada M9W 4X4

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-416-838-4348

n/a

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Dhanoa Minerals Ltd. has entered into agreements regarding the sale of its common stock and warrants, the details of which are set forth under Item 3.02 of this Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective December 18, 2006, Dhanoa Minerals Ltd. (the “Company”) sold 909,009 shares of its common stock and warrants to purchase 454,505 shares of common stock to two non-U.S. investors for $2,500,000 in reliance upon Regulation S under the Securities Act of 1934, as amended.

The Company sold 909,090 units at $2.75(U.S.) per Unit for a total of $2,500,000. Each Unit was comprised of one share of common stock and a warrant to purchase one-half share of common stock at an exercise price of $2.85 (U.S.) per share for a term of eighteen months.

We intend to use the proceeds from the sale of the common stock and warrants for general corporate purposes and potential acquisitions.

ITEM 7.01 REGULATION FD DISCLOSURE

We issued a press release in connection with the issuance of common stock and warrants described in Item 3.02 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits.

99 Press Release dated December 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2006

Dhanoa Minerals Ltd.

By:	/s/ Paul Roberts
Name:	Paul Roberts
Title:	Chief Executive Officer and President